Exhibit 99.1

FOR IMMEDIATE RELEASE

April 4, 2013

Contacts:     Melanie J. Dressel, President and

Chief Executive Officer

(253) 305-1911

Clint E. Stein, Executive Vice President and

Chief Financial Officer

(253) 593-8304

COLUMBIA BANKING SYSTEM ISSUES REVISED RESULTS OF ELECTIONS FOR

MERGER CONSIDERATION IN WEST COAST BANCORP ACQUISITION

Tacoma, Washington, April 4, 2013. On April 4, 2013, Columbia Banking System, Inc. (NASDAQ: COLB, “Columbia”) announced a correction to the results of elections made by West Coast Bancorp (“West Coast”) shareholders regarding the form of merger consideration they will receive as a result of the April 1, 2013 acquisition of West Coast by Columbia. Initial results received from the exchange agent and reported on April 1, 2013 misstated the number of West Coast shares of common stock (on an as-converted basis) (“West Coast Shares”) for which elections had not been made or were deemed not to have been made under the merger agreement (“No Election Shares”) due to the exchange agent’s inadvertent treatment of certain West Coast Shares held in “street name” as No Election Shares, even though elections for such shares had been made.

Based on the retabulation of the elections, the correct number of No Election Shares is 1,532,993 West Coast Shares (approximately 6.67% of the outstanding West Coast Shares), rather than the 3,237,867 shares (14.1%) previously reported. The corrected final results of the elections made by former West Coast shareholders are therefore as follows:

•

Holders of 14,922,498 West Coast Shares, or approximately 64.92% of the outstanding West Coast Shares, made valid elections to receive shares of Columbia common stock (“Columbia Shares”) only. The previous release misstated this number as 13,215,490 (approximately 57.5%).

•

Holders of 4,560,671 West Coast Shares, or approximately 19.84% of the outstanding West Coast Shares, made valid elections to receive cash only. The previous release misstated this number as 4,562,805 (approximately 19.9%).

•

Holders of 1,970,264 West Coast Shares, or approximately 8.57% (previously stated as 8.6%) of the outstanding West Coast Shares, made valid elections to receive a unit consisting of Columbia Shares and cash.

•	As noted above, there were 1,532,993 No Election Shares, comprising approximately 6.67% of the outstanding West Coast Shares.

The cash component of the aggregate merger consideration is fixed at $264,609,560, and the share component of issuable consideration (inclusive of equivalent Columbia Shares issuable upon conversion of West Coast preferred stock or exercise of West Coast warrants or options) is fixed at 12,809,525 Columbia Shares, which amount was oversubscribed. As a result of the oversubscription for Columbia Shares, former West Coast Shareholders who elected to receive only stock consideration will receive a portion of their merger consideration in cash. Accordingly, and based on the corrected elections:

•	Each West Coast Share for which a valid election was made to receive cash, and each No Election Share, will still receive approximately $24.11 in cash.

•

Based on the increased number of West Coast Shares whose holders elected to receive stock consideration only, and pursuant to the proration formula set forth in the merger agreement, for each West Coast Share for which a valid election was made to receive stock consideration only, the holder thereof will receive approximately $7.03 in cash and 0.8258 Columbia Shares rather than $4.67 in cash and 0.9397 Columbia Shares as previously reported.

•	Each West Coast Share for which a valid mixed election was made will still receive approximately $12.05 in cash and 0.5831 Columbia Shares.

No fractional shares of Columbia common stock will be issued; in lieu of fractional shares, former West Coast shareholders will receive cash.

Questions about individual allocation results should be directed to the Exchange Agent at American Stock Transfer and Trust Company at (877) 248-6417 or (718) 921-8317.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding Company of Columbia State Bank, a Washington state-chartered full-service commercial bank. For the sixth consecutive year, the bank was named in 2012 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.”

Following the merger, Columbia Banking System now has 157 banking offices, including 86 branches in Washington State and 71 branches in Oregon. Columbia State Bank does business under the Bank of Astoria name in Astoria, Warrenton, Seaside, Cannon Beach, Manzanita and Tillamook in Oregon. More information about Columbia can be found on its website at www.columbiabank.com.

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Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Columbia’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and Columbia does not assume any duty to update forward looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Columbia, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the combined company operates; (ii) the ability to promptly and effectively integrate the businesses following the merger; (iii) the reaction to the transaction of the companies’ customers, employees and counterparties; and (iv) diversion of management time on post-merger-related issues. For more information, see the risk factors described in each of Columbia’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

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